SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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Check the appropriate box:
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     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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

The following is the text of an advertisement prepared by ICN Pharmaceuticals, Inc. and appearing in the Thursday April 18, 2002 edition of the Wall Street Journal.

                                  [LOGO]

                         ICN PHARMACEUTICALS, INC.

                          RESTRUCTURING ON TRACK


Raise $525 million through a convertible subordinated notes
offering.                                                       COMPLETED
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File prospectus for ICN International.                          COMPLETED
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Tender offer and consent solicitation with respect to the
8-3/4% notes.                                                   COMPLETED
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File to request ruling from the IRS regarding tax-free
spin-off of Ribapharm.                                          COMPLETED
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Ribapharm IPO.  Sells 26 million shares, gross proceeds
of $260 million.                                                COMPLETED
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Spin-off of Ribapharm to ICN's
stockholders.                               ANTICIPATED WITHIN SIX MONTHS.1



                           KEEPING OUR PROMISES

1 Subject to receipt of favorable ruling from the Internal Revenue Service and satisfaction of other regulatory requirements.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 12, 2002.

                                   # # #

ICN Pharmaceuticals, Inc. issued the following press release on April 17, 2002.

PRESS RELEASE

SOURCE: ICN Pharmaceuticals, Inc.

                 ICN RESPONDS TO OPPOSITION LETTER FILING

COSTA MESA, CA, April 17 2002 -- ICN Pharmaceuticals, Inc. (NYSE: ICN - news) today issued the following response to a letter written by Iridian Asset Management LLC and Franklin Mutual Advisers LLC.

     Iridian Asset Management LLC
     Franklin Mutual Advisers LLC
     Mssrs. Carey, Gottlieb, Steen & Hamilton

    Gentlemen:

I have your letter of April 15, 2002, regarding my statements interpreting your proxy filing as dismissive of our legitimate corporate governance procedures, as falsely suggesting that our own restructuring plan was timed for reasons other than seeking optimum market conditions, as questioning the similar market motives of our decision to postpone the separation of ICN International until next year and as alleging that your filing was intended to disrupt the company's restructuring at its most crucial hour.

When representatives of ICN first met with you about our independent nominating committee, you were invited to propose nominees for vetting through that process. Your response was to the effect that our nominating committee could consider anyone it wanted, as long as it accepted your three nominees. It is true that your nominees subsequently met with our nominating committee, chaired by Gen. Ronald Fogleman, and that the nominating committee indicated that they were ``qualified.'' This is not the issue. The issue is whether ``take it or leave it'' is good corporate governance, or whether an attempt to work with a committee, on which a majority of members were elected on last year's shareholder slate, to find mutually acceptable independent nominees might have avoided a contest and been better for the other 91% of the company's shareholders.

The idea to restructure ICN into three separate companies was born of a collaboration between us and our investment bankers. It was no one else's idea, and certainly not yours since you have only been shareholders for a few months. This was a complicated process with much risk, and certainly one not abetted by the decline of the technology market. It is inescapable to conclude from your filings and other public remarks that you believe we are moving forward with our restructuring because of pressure from you, mere latecomers to the process. Similarly, your criticism of our postponing the separation of ICN International as more evidence of our lack of commitment flies in the face of the same reality, namely, market conditions that would have substantially disfavored our shareholders.

Another aspect of your opposition filing that I did not comment on before, but which deserves strong condemnation, is the insinuation that somehow the Ribapharm board does not contain a majority of independent directors because of some familiarity with ICN in the past. Included in this guilt-by- association opprobrium are such distinguished individuals as Nobel prizewinner Roger Guillemin, former Canadian prime minister Kim Campbell, and past chairman of the American Liver Foundation John Vierling. Accusing such accomplished people of not being independent would be outrageous were it not so completely risible in light of the fact that the Franklin Resources board, the public parent company of Franklin Mutual Advisers, has four out of nine directors who are related by blood or marriage, and no nominating committee at all.

I stand by the conclusion that the timing and intention of your proxy opposition is to disrupt the progress the company has made toward its original restructuring goal, just so that short-term profit motives can be satisfied and in callous disregard of the consequences to long-term investors or to the future of a company that has been one of the industry's highest performance leaders.

     Sincerely,

     ICN PHARMACEUTICALS, INC.

     Alan F. Charles
     Executive Vice President
     Corporate Relations

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov/. In addition, ICN will mail the proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 12, 2002.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

For further information, please contact Alan Charles of ICN
Pharmaceuticals, Inc., +1-714-545-0100, ext. 3012.

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